Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Energizer Resources Inc. (the "Company") for the period ending  September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Liabotis, Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: November 17, 2015

By:	/s/ Marc Johnson
Marc Johnson
Chief Financial Officer
(principal accounting officer)

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